UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2005

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 O.G. Skinner Drive

West Point, Georgia 31833

(Address of principal executive offices)

Registrant’s telephone number, including area code: (706) 385-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

On October 24, 2005, ITC^DeltaCom, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series C Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the “Series C certificate of designation”), pursuant to which the Company created on that date a new series of preferred stock, which it designated as “8% Series C Convertible Redeemable Preferred Stock” (the “Series C preferred stock”). Pursuant to the Series C certificate of designation, which was approved by a committee of the board of directors on July 22, 2005, the Company is authorized to issue up to 28,000,000 shares of the Series C preferred stock, par value $0.01 per share. The Series C preferred stock is issuable upon the exercise of warrants (the “Series D warrants”) issued by the Company pursuant to a Warrant Agreement, dated as of July 26, 2005, between the Company and Mellon Investor Services LLC, as warrant agent. In the absence of an event triggering earlier exercisability, the Series D warrants will first be exercisable, and the Series C preferred stock will first be issuable, on June 30, 2007.

The information set forth under Item 5.03 of this report is incorporated by reference in its entirety in this Item 3.03.

Holders of the Company’s common stock will be subject to the rights and preferences of the Series C preferred stock. The following summarizes the principal terms of the Series C preferred stock.

Ranking. With respect to dividend rights and distributions upon the liquidation, dissolution or winding-up of the Company, the Series C preferred stock will rank:

•	senior to “junior securities,” which include the common stock and each other class of capital stock or series of preferred stock established by the Company’s board of directors after the Series C preferred stock which has terms that do not expressly provide that such class or series will rank senior to, or on a parity with, the Series C preferred stock;

•	on a parity with “parity securities,” which include the Company’s 8% Series A convertible redeemable preferred stock, par value $0.01 per share (the “Series A preferred stock”), the Company’s 8% Series B convertible redeemable preferred stock, par value $0.01 per share (the “Series B preferred stock”), and each class of capital stock or series of preferred stock established by the Company’s board of directors after the Series C preferred stock which has terms that expressly provide that such class or series will rank on a parity with the Series C preferred stock; and

•	junior to “senior securities,” which include each class of capital stock or series of preferred stock established by the Company’s board of directors after the Series C preferred stock which has terms that expressly provide that such class or series will rank senior to the Series C preferred stock.

Dividend Rights. The holders of the Series C preferred stock will be entitled to receive, when, as and if declared by the Company’s board of directors, out of funds legally available for this purpose, cumulative dividends in an amount equal to the greater of:

•	dividends at the annual rate of 8% per share on the $1.00 liquidation preference per share of the Series C preferred stock plus the amount of any accrued and unpaid dividends for past dividend periods; and

•	dividends, other than dividends in common stock payable in connection with a stock split, reclassification or subdivision of the common stock, that would have accrued with respect to such share of the Series C preferred stock during the applicable quarterly dividend period if the holder of such share had converted such share into common stock immediately before the record date of any dividend declared on the common stock in such quarterly dividend period.

Dividends payable at the 8% annual rate may be paid to the holders of the Series C preferred stock by the Company, at its option, in cash, in shares of the Series C preferred stock, or in a combination of cash and shares of the Series C preferred stock. The Company’s ability to pay cash dividends is restricted by the terms of its secured indebtedness. As a result, at least for so long as these restrictions remain in effect, the Company expects to pay any dividends declared by the board of directors on the Series C preferred stock in shares of the Series C preferred stock. Solely for computing the dividend amount, each share of the Series C preferred stock issued as such a payment-in-kind dividend will be valued at its liquidation preference of $1.00. Dividends payable on the Series C preferred stock based on common stock dividends as described above will be payable in the same form as the related dividends declared on the common stock.

If any dividend would result in the issuance of a fractional share of the Series C preferred stock, the Company, in its sole discretion, may either pay such fractional share or round such fractional share up to the nearest whole share of Series C preferred stock. Except to the extent otherwise required by the Marketplace Rules of the Nasdaq Stock Market, if the Company’s common stock continues to be traded on the Nasdaq Stock Market, by the rules, regulations, interpretations and practices of the Company’s transfer agent or any securities exchange on which the common stock is traded, or by any other applicable law or regulation, fractional shares of the Series C preferred stock that the Company may issue in payment of any dividend will be rounded up to the nearest one-ten thousandth (.0001) of a share, and any dividend the Company pays in cash will be rounded up to the nearest cent.

Each dividend will be payable to holders of record as they appear on the Company’s stock register on the March 15, June 15, September 15 and December 15 immediately preceding the applicable dividend payment date, on the next succeeding business day if such date is not a business day, or on such other date that is fixed by the Company’s board of directors as the record date and that is not more than 60 days or less than 10 days preceding the applicable dividend payment date. Dividends will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year. If such payment date is not a business day, and a dividend is payable in cash, such dividend will be payable on the next business day. Dividends on shares of the Series C preferred stock will accrue from the most recent date to which dividends have been paid or, if no dividends have been paid, from the date of the original issuance of such shares. Dividends payable with respect to a full dividend period will be payable at a 2% quarterly rate. Dividends payable for any period greater or less than a full quarterly dividend period will be computed on the basis of a 365-day year and the actual number of days elapsed in the dividend period. Any shares that are issued on a day that is not the first day of a quarterly dividend period generally will be treated as having been issued on the first day of such quarterly dividend period.

Dividends will accrue and be cumulative from each quarterly dividend payment date whether or not declared and whether or not the Company has funds legally available for payment of the dividends for any dividend period or periods. Accumulations of dividends will not bear interest.

The Company may not declare or pay dividends on any parity securities unless all accrued and unpaid dividends with respect to the Series C preferred stock have been declared and paid or funds or shares of the Series C preferred stock have been set aside for payment of such dividends. If the Company has not paid in full any accrued and unpaid dividends on the Series C preferred stock or set apart sufficient funds or shares of the Series C preferred stock for the payment of such dividends, the Company may declare and pay dividends on parity securities for past dividend periods if all accrued and unpaid dividends declared on the Series C preferred stock and on any parity securities are declared ratably in proportion to the respective dividend amounts accumulated and unpaid on the Series C preferred stock and on such parity securities.

The Company may not redeem, purchase or otherwise acquire any parity securities for any consideration, or pay or make available any moneys for a sinking fund for the redemption of any parity securities, except by conversion into or exchange for parity securities or junior securities, unless the Company contemporaneously redeems, purchases or otherwise acquires for consideration a pro rata portion of the Series C preferred stock then outstanding. The pro rata portion will be calculated for these purposes based on the aggregate redemption, purchase or other acquisition price which would be payable to the holders of the Series C preferred stock and the holders of the class or series of parity securities being redeemed, purchased or otherwise acquired, assuming the Company were to redeem the total number of shares of the Series C preferred stock and of each such class or series of parity securities then outstanding. Any such redemption of the Series C preferred stock will be deemed to be a redemption at the Company’s option and will be subject to additional requirements, as described below under “—Redemption.”

The Company may not declare or pay dividends on any junior securities, redeem, purchase or otherwise acquire any junior securities for any consideration, or pay or make available any moneys for a sinking fund for the redemption of any junior securities, except by conversion into or exchange for junior securities, unless the Company has paid all accrued and unpaid dividends with respect to the Series C preferred stock and any parity securities for all past dividend periods and the current dividend period or the Company has set apart sufficient funds or shares of the Series C preferred stock or parity securities, as applicable, for the payment of such dividends.

Notwithstanding the foregoing restrictions, the Company may:

•	declare and pay dividends or make distributions on parity securities that are payable solely in additional parity securities or in junior securities;

•	declare and pay dividends or make distributions on junior securities that are payable solely in additional junior securities; and

•	redeem, purchase or otherwise acquire junior securities in exchange for junior securities and parity securities in exchange for parity securities or junior securities.

Liquidation Preference. Each share of the Series C preferred stock has a stated liquidation preference of $1.00 per share. The liquidation preference of the Series C preferred stock will be subject to equitable adjustment if there occurs any stock split, combination, recapitalization, reorganization, reclassification, or other similar event affecting the Series C preferred stock.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, and subject to the rights of its creditors and holders of any senior securities and parity securities, each holder of the Series C preferred stock will be entitled to be paid, out of its assets available for distribution to stockholders, before any distribution is made on the common stock or any other junior securities, an amount in cash equal to the greater of:

•	the liquidation preference of $1.00 per share of the Series C preferred stock plus the amount of any accumulated and unpaid dividends on the Series C preferred stock accrued to, but not including, the date of such liquidation, dissolution or winding-up; and

•	the amount that such holder would have received with respect to the shares of common stock issuable upon conversion of the holder’s shares of the Series C preferred stock if such shares had been converted immediately before the date of such liquidation, dissolution or winding-up.

If the amounts payable with respect to the Series C preferred stock and all other parity securities are not paid in full, the holders of the Series C preferred stock and the parity securities will share equally and ratably in any distribution of the Company’s assets in proportion to the respective amounts to which they are entitled. After payment of the full amount of the liquidation preference of the Series C preferred stock, the holders of shares of the Series C preferred stock will not be entitled to any further distribution of the Company’s assets. Neither the sale, conveyance, lease, exchange or transfer of all or substantially all of the Company’s assets, nor the Company’s consolidation or merger with or into one or more entities, will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company for purposes of the liquidation preference of the Series C preferred stock.

Conversion Rights. The conversion rate of the Series C preferred stock is used to calculate the number of shares of common stock into which each share of Series C preferred stock will be convertible following issuance. The shares of Series C preferred stock will be convertible at the holder’s option, in whole or in part, at any time after such shares are issued, into a number of shares of common stock which is equal to the product of the conversion rate then in effect times the sum of (x) the number of shares of Series C preferred stock being so converted plus (y) the number of shares of Series C preferred stock then issuable in payment of any accumulated dividends accrued with respect to such shares being so converted plus (z) the number of shares of Series C preferred stock then issuable in payment of any current period dividends with respect to such shares being so converted accrued to, but not including, the conversion date. After giving effect to the one-for-three reverse split of the common stock implemented by the Company on September 13, 2005, the initial conversion rate is .4445 per share of Series C preferred stock. The conversion rate will be subject to further adjustment from time to time under the circumstances described below. The right to convert shares of the Series C preferred stock called for redemption will terminate at the close of business on the last business day before the date fixed for redemption, unless the Company defaults in paying the redemption price. The Company will not issue fractional shares of common stock upon the conversion of any share of the Series C preferred stock. Instead, in its discretion, the Company may either round up a fractional share of common stock to the nearest whole share of common stock or pay cash in lieu of the fractional share in an amount based upon the market price of the common stock on the business day preceding the conversion date.

To prevent dilution of the foregoing conversion rights, the conversion rate of the Series C preferred stock will be subject to increases in the manner described below during the period beginning on October 24, 2005, which is the date on which the Company filed the Series C certificate of designation with the Delaware Secretary of State and which is referred to as the “certificate date,” and the fourth anniversary of the certificate date. An increase in the conversion rate will result in an increase in the number of shares of common stock issuable upon conversion of the Series C preferred stock. If, at any time during the foregoing period, the Company issues or sells, or is deemed to have issued or sold, shares of common stock for no consideration or for a consideration per share which is less than the “trigger price” then in effect or deemed to be in effect, the conversion rate in effect on the date of issuance or sale, or deemed issuance or sale, of common stock will be increased by dividing such conversion rate by the following fraction:

•	the numerator of the fraction will be the total number of shares of common stock deemed outstanding immediately before such dilutive issuance plus the number of shares of common stock that could be purchased at the trigger price at the time of the dilutive issuance for the aggregate consideration received or receivable by the Company upon such dilutive issuance; and

•	the denominator of the fraction will be the total number of shares of common stock deemed outstanding immediately after such dilutive issuance.

For purposes of this calculation, the total number of shares of common stock deemed outstanding will include the shares of common stock actually outstanding plus, without duplication, the maximum number of shares of common stock issuable upon the exercise, conversion or exchange of all then-outstanding warrants, rights and options to subscribe for or to purchase common stock or securities convertible into or exchangeable for common stock, collectively referred to as “options,” and all such convertible securities, whether or not such options or convertible securities are actually exercisable, convertible or exchangeable for or into common stock at such time.

The trigger price of the Series C preferred stock will be a price, rounded down to the nearest one one-hundredth of a cent, equal to the amount obtained by dividing the Series D warrant price by the conversion rate in effect on the certificate date. The trigger price will be proportionately reduced if the conversion rate is increased after the certificate date by a stock split or other subdivision of the common stock and will be proportionately increased if the conversion rate is reduced after the certificate date by a reverse stock split or other combination of the common stock. Because the Series D warrant price will not be fixed until the Series D warrants become exercisable, the trigger price will not be determinable until the initial exercise date of the Series D warrants. Once the trigger price is determined, the foregoing conversion rate adjustment provisions will be applied in respect of all applicable issuances or sales, or deemed issuances or sales, of common stock between the certificate date and the initial exercise date of the Series D warrants.

The Company will be deemed to have issued or sold common stock for a price less than the trigger price of the Series C preferred stock if the Company issues, grants or sells:

•	any options, whether or not immediately exercisable, which have an exercise price per share of common stock that is less than the trigger price in effect on the date of issuance or grant of such options; or

•	any convertible securities, whether or not immediately convertible, which have a conversion price per share of common stock that is less than the trigger price in effect on the date of issuance of such convertible securities.

If the Company issues, grants or sells any common stock, options or convertible securities for cash, the consideration the Company will be deemed to have received for purposes of the foregoing calculations will be the amount the Company receives before deduction of commissions, underwriting discounts or allowances or other expenses which the Company has paid or incurred in connection with the issuance, grant or sale. If the Company issues or sells common stock, options or convertible securities for a consideration part or all of which is other than cash, the amount of consideration other than cash that the Company will be deemed to have received will equal the fair value of such consideration. If the Company issues any common stock, options or convertible securities in connection with any acquisition, merger or consolidation in which the Company is the surviving corporation, the amount of consideration that the Company will be deemed to have received for such transaction will be deemed to equal the fair value of the portion of the net assets and business of the non-surviving entity which is attributable to such common stock, options or convertible securities. The fair value of any consideration other than cash will be determined in good faith by the board of directors, whose determination, in the absence of manifest error, will be final and binding upon the Company and the holders of the Series C preferred stock, unless specified initial holders of the Series C preferred stock request an independent appraisal of the fair value of any non-cash consideration in the manner specified in the Series C certificate of designation. The fair value of such non-cash consideration determined by the independent appraiser will be final and binding upon the Company and the holders of the Series C preferred stock.

No adjustment of the conversion rate of the Series C preferred stock will be made upon the issuance, sale, grant, exercise, conversion, exchange, reclassification, redemption or other retirement of the Series A preferred stock, the Series B preferred stock, the Series C preferred stock, the Series A warrants (which were issued under the Warrant Agreement, dated as of October 29, 2002, as amended, between the Company and Mellon Investor Services LLC, as warrant agent), the Series B warrants (which were issued under the Warrant Agreement, dated as of October 6, 2003, as amended, between the Company and Mellon Investor Services LLC, as warrant agent), the Series C warrants (which were issued under the Warrant Agreement, dated as of March 29, 2005, as amended, between the Company and Mellon Investor Services LLC, as warrant agent), the Series D warrants, or common stock, options or convertible securities issued in excluded transactions, including pursuant to the conversion or exercise of the forgoing series of preferred stock and warrants, under a Company employee benefit plan or specified executive employment agreements, or in connection with the Company’s acquisition of all or part of another business or company.

If a date of record is fixed for the subdivision, by any stock split, stock dividend, capitalization, reorganization, reclassification or otherwise, of shares of common stock into a greater number of shares, or if holders of common stock become entitled to receive a dividend or other distribution payable in additional shares of common stock, or in securities convertible into or exchangeable for shares of common stock or options to purchase shares of common stock or such convertible securities, without payment of any consideration for the additional shares, convertible securities or options, then, as of the applicable date of record, the conversion rate in effect immediately before such date of record will be proportionately increased. If such subdivision of the shares of common stock or the payment of such dividend or distribution does not occur, the conversion rate in effect will be readjusted to the conversion rate that would have been in effect if the date of record for such subdivision, dividend or distribution had never been fixed.

If a date of record is fixed for the combination, by reverse stock split, recapitalization, reorganization, reclassification or otherwise, of the shares of common stock into a smaller number of shares of common stock, then, as of such date of record, the conversion rate in effect immediately before such date of record will be proportionately reduced. If such combination of the shares of common stock does not thereafter occur, the conversion rate then in effect will be readjusted to the conversion rate that would have been in effect if the date of record for such combination had never been fixed.

Upon the occurrence of a “fundamental change” involving the Company, as defined below, there will be no adjustment of the conversion rate of the Series C preferred stock. Instead, each share of the Series C preferred stock, without the consent of the holder except as expressly required by applicable law, will become convertible into the kind and amount of shares of capital stock or other securities of the Company or another issuer, cash or other property that such holder would have been entitled to receive upon conversion of the Series C preferred stock into common stock immediately before the effective date of such fundamental change, assuming such holder of common stock is not a specified related party to the transaction and such holder of common stock failed to exercise the holder’s rights of election, if any, as to the kind or amount of capital stock or other securities, cash or other property receivable upon such fundamental change. In connection with any fundamental change, effective provisions must be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease, exchange or transfer, or otherwise, so that any resulting or surviving corporation or any transferee in connection with the fundamental change expressly assumes the obligation to deliver to the holders of the Series C preferred stock the applicable shares of capital stock, or other securities, cash or other property upon conversion of the Series C preferred stock, if the Series C preferred stock will remain outstanding, or upon completion of the fundamental change or thereafter as provided in such effective provisions, if the Series C preferred stock will not remain outstanding. The right conferred under this provision will be the sole right of the holders of the Series C preferred stock in connection with any fundamental change and, except as expressly provided by applicable law, such holders will have no separate right to consent with respect to, and will have no separate vote on, such fundamental change.

The Series C certificate of designation defines a “fundamental change” to mean any transaction or event, including any merger, consolidation, sale, conveyance, lease, exchange or transfer of assets, tender or exchange offer, reclassification (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), capital reorganization, compulsory share exchange or liquidation, in each case, in which all or substantially all outstanding shares of the common stock or all or substantially all of the assets or property of the Company are converted into or exchanged for capital stock of the Company or another issuer or other securities, cash or other property.

The Company will not be required to give effect to any adjustment of the conversion rate unless and until the net effect of one or more required adjustments will have resulted in a change of the conversion rate by at least 1%. When the cumulative net effect of more than one adjustment will be to change the conversion rate by at least 1%, the Company will give effect to such change to the conversion rate.

After the occurrence of any event requiring adjustment of the conversion rate, the Company must give written notice of the adjustment to the holders of the Series C preferred stock. The Company’s notice must state the new conversion rate resulting from such event and set forth in reasonable detail the method the Company used to calculate the new conversion rate and the facts upon which the Company based its calculation. The Company may choose to provide holders with this information in the reports the Company files with the SEC or by written notice to the holders of the Series C preferred stock. The Company is required to provide the specified notice within ten business days after the event requiring adjustment of the conversion rate or, if earlier, the date on which the adjustment is effective.

Redemption. Beginning on the third anniversary of the first date on which shares of Series C preferred stock are issued, the Company will have the right, at its option, to redeem for cash the shares of the Series C preferred stock, in whole or in part (with a minimum aggregate redemption price of $5 million), at any time and from time to time. The redemption price per share of the Series C preferred stock will be equal to the liquidation preference of $1.00 per share plus the amount of any accrued and unpaid dividends accrued to, but not including, the date fixed for redemption, without interest.

The Company may not redeem the Series C preferred stock before the foregoing date other than in connection with a fundamental change, as defined above under “—Conversion Rights.” If a fundamental change occurs before the third anniversary of the first issue date, the Company will have the right, at its option, to redeem for cash the Series C preferred stock, in whole or in part (with a minimum redemption price of $5 million), at any time, including concurrently with the occurrence of the fundamental change, and from time to time. The redemption price per share will be equal to 110% of the sum of the liquidation preference of $1.00 per share plus the amount of any accrued and unpaid dividends accrued to, but not including, the date fixed for redemption, without interest.

For so long as shares of the Series A preferred stock or the Series B preferred stock are outstanding, the Company’s exercise of these optional redemption rights with respect to the Series C preferred stock will be subject to the pro rata redemption limitation discussed above under “—Dividend Rights.” In addition, for so long as the initial holders of the Series C preferred stock and their affiliates are the beneficial and record owners of at least 50% of the outstanding shares of the Series C preferred stock, the Company may not redeem or exercise its optional rights to redeem any shares of the Series C preferred stock without the prior written consent of such initial holders and their affiliates owning beneficially and of record at least 50% of the outstanding shares of the Series C preferred stock unless the Company concurrently redeems, purchases or otherwise acquires a pro rata portion of each other outstanding class or series of parity securities, including the Series A preferred stock and the Series B preferred stock. For these purposes, the pro rata portion will be calculated based on the aggregate redemption, purchase or other acquisition price which would be payable to the holders of the Series C preferred stock and the holders of each such class or series of parity securities to redeem the total number of shares of the Series C preferred stock and each such class or series of parity securities then outstanding.

If the Company optionally redeems fewer than all of the outstanding shares of the Series C preferred stock, the number of shares to be redeemed will be determined by its board of directors and the shares to be redeemed will be selected on a pro rata basis, with any fractional shares of Series C preferred stock being rounded up to the nearest whole share. Notwithstanding this requirement, the Company may redeem all, none or any amount greater or less than the pro rata portion of shares held by any holder of fewer than 10,000 shares of the Series C preferred stock as may be determined by the board of directors.

On October 29, 2012, the Company will be required to redeem for cash all outstanding shares of the Series C preferred stock, as well as all outstanding shares of the Series A preferred stock and the Series B preferred stock. The redemption price per share of the Series C preferred stock will be equal to the liquidation preference of $1.00 per share plus the amount of any accrued and unpaid dividends on shares of the Series C preferred stock accrued to, but not including, the date fixed for redemption, without interest. For so long as the initial holders of the Series C preferred stock and their affiliates are the beneficial and record owners of at least 50%

of the outstanding shares of the Series C preferred stock, the Company may not redeem or exercise its mandatory rights to redeem any shares of the Series C preferred stock without the prior written consent of such initial holders and their affiliates owning beneficially and of record at least 50% of the outstanding shares of the Series C preferred stock unless the Company concurrently redeems, purchases or otherwise acquires a pro rata portion of each other outstanding class or series of parity securities, including the Series A preferred stock and the Series B preferred stock. For these purposes, the pro rata portion will be calculated based on the aggregate redemption, purchase or other acquisition price which would be payable to the holders of the Series C preferred stock and the holders of each such other class or series of parity securities to redeem the total number of shares of the Series C preferred stock and each such other class or series of parity securities then outstanding.

If the Company does not have funds legally available to discharge fully its mandatory redemption obligation on the mandatory redemption date, the Company will be required to use all legally available funds on the mandatory redemption date, and thereafter until all of the Series C preferred stock has been redeemed, to redeem to the fullest possible extent the shares of each series of the preferred stock on a ratable basis, based on the aggregate redemption price that would otherwise be payable to the holders of such series. Shares of the Series C preferred stock that remain outstanding after the mandatory redemption date will continue to be entitled to all of their rights, preferences and powers until such shares are redeemed.

For so long as the Company has not fully discharged its mandatory redemption obligation, the Company will not be permitted to redeem, purchase or otherwise acquire for any consideration any parity securities or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any parity securities or declare any dividends or make any other distributions on any junior securities, redeem, purchase or otherwise acquire for consideration any junior securities, or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any junior securities.

The Company will be required to send holders of the Series C preferred stock written notice of an optional redemption in connection with a fundamental change not less than 15 days before the date of the fundamental change and written notice of any other redemption not less than 30 days nor more than 60 day before the date fixed for redemption. Holders of the Series C preferred stock called for redemption will have the right, exercisable at any time up to the close of business on the business day immediately before the date fixed for redemption, to convert all or any portion of such shares into common stock, unless the Company defaults in making the redemption payments due upon the redemption of such shares. In this event, the holders will be entitled to exercise this conversion right at any time until the close of business on the business day immediately before the date on which the payment is made.

Voting and Approval Rights. The holders of the Series C preferred stock will be entitled to vote together with the holders of the common stock as a single class on all matters presented for a vote to the holders of the common stock. Such voting rights of the Series C preferred stock will be subject to limitations under the Nasdaq Marketplace Rules, which provide that the voting rights of common stockholders may not be disparately reduced or restricted through, among other events, the issuance of securities. Under those rules, as currently interpreted by the staff of the Nasdaq Stock Market, holders of the Series C preferred stock generally will be able to cast a number of votes equal to the number of shares of common stock into which the Series C preferred stock would be convertible at the market value of the common stock, as such market value is calculated for purposes of the rules, at the time Series D warrants were initially issued on July 26, 2005.

In accordance with the Nasdaq Marketplace Rules and the Series C certificate of designation, each holder of the Series C preferred stock will initially have a fraction of a whole vote (rounded up to the nearest one-ten thousandth) per share of Series C preferred stock which is equal to the quotient, reduced as described below, of the “adjusted Series D warrant exercise price” divided by $0.87, which was the closing bid price of the common stock on July 25, 2005. The adjusted Series D warrant exercise will be equal to the Series D warrant exercise price as of the initial exercise date of the Series D warrants, which will be between $0.01 and $0.50, divided by the Series C preferred stock conversion rate of 1.3333 fixed at the time of the refinancing of the Company’s senior credit facility in July 2005. As a result of the one-for-three reverse split of the common stock implemented by the Company on September 13, 2005, the initial fractional vote will be reduced to one-third of the amount of the foregoing quotient. If and whenever, from and after the initial Series D warrant issue date of July 26, 2005, the shares of common stock are subdivided, by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise, into a greater number of shares, such vote per share of Series C preferred stock will be proportionately increased, or the shares of common stock are further combined, by reverse stock split, recapitalization, reorganization, reclassification or otherwise, into a smaller number of shares of common stock, such vote per share of Series C preferred stock will be proportionately reduced. The vote per share of Series C preferred stock will be calculated as of the record date of any meeting of stockholders or, if any matter is subject to a written consent of the stockholders in lieu of a meeting, as of the effective date of such written consent.

For so long as any shares of the Series C preferred stock remain outstanding, the Company will be prohibited from amending, altering or repealing any provision of its certificate of incorporation or the Series C certificate of designation to alter or change the powers, preferences or special rights of the Series C preferred stock, whether by merger, consolidation, business combination, other extraordinary corporate transaction or otherwise, in a manner that affects them adversely, or, except as otherwise expressly provided in the Series C certificate of designation, change the Series C preferred stock into any other securities, cash or other property, without the approval of the holders of more than 50% of the voting power of the outstanding shares of the Series C preferred stock, voting or consenting as a separate class. If a proposed amendment to the Series C certificate of designation seeks to change any dividend or other amount payable on, or the liquidation preference of, the Series C preferred stock, the approval of the holders of at least 66 2/3% of the voting power of the outstanding shares of the Series C preferred stock, voting or consenting as a separate class, will be required to approve the amendment. Further, without the approval of the holders of more than 50% of the voting power of the outstanding shares of the Series C preferred stock, voting or consenting as a separate class, the Company may not authorize or issue, or increase the authorized amount of, any senior securities or parity securities, other than shares of the Series A preferred stock, the Series B preferred stock or the Series C preferred stock, or any security convertible into or exchangeable for any senior securities or parity securities, other than the Series D warrants, subject, in each case, to limitations specified in the Series C certificate of designation.

In the exercise of the foregoing voting rights, except on matters in which the holders of the Series C preferred stock will vote together with the holders of the common stock, each share of the Series C preferred stock will have one vote per share. Except as otherwise required by applicable law or as set forth in the Series C certificate of designation, the shares of the Series C preferred stock will not have any relative, participating, optional or other special voting rights and powers, and the vote or consent of the holders of the Series C preferred stock will not be required for the taking of any corporate action by the Company.

For so long as any shares of the Series C preferred stock are outstanding and held by specified initial holders of the Series C preferred stock, in addition to any vote required by law or the certificate of incorporation, including the Series C certificate of designation, the affirmative vote or consent of holders of the shares representing more than 50% of the voting power of the then outstanding shares of the Series C preferred stock, voting or consenting as a separate class, is required to approve any proposed amendment of the certificate of designation of the Series A preferred stock or the Series B preferred stock. This vote will not be required with respect to any proposed amendment of the certificate of designation of such other series of preferred stock if specified initial holders of the Series C preferred stock, within ten business days after the Company has given notice to such holders, notify the Company that they seek to amend the Series C certificate of designation in a manner substantially similar to such proposed amendment to the certificate of designation of the other series of preferred stock, and the board of directors declares such amendment advisable and submits such amendment to the holders of the Series C preferred stock for approval.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 24, 2005, the Company filed a certificate of amendment (the “Certificate of Amendment”) to its Restated Certificate of Incorporation with the Delaware Secretary of State, which increased the total number of shares of the Company’s authorized capital stock from 360,000,000 shares to 400,000,000 shares, par value $0.01 per share, and increased the total number of shares of its authorized preferred stock from 10,000,000 shares to 50,000,000 shares, par value $0.01 per share. The number of authorized shares of the common stock remains unchanged at 350,000,000 shares. The Company filed the Certificate of Amendment, which was approved by the board of directors on July 20, 2005 and the Company’s stockholders on July 25, 2005, to authorize a sufficient number of shares of preferred stock to enable it to create the Series C preferred stock. On October 24, 2005, following the filing of the Certificate of Amendment and to create the Series C preferred stock, the Company also filed the certificate of designation of the Series C preferred stock, which forms a part of the Restated Certificate of Incorporation, with the Delaware Secretary of State.

The information set forth under Item 3.03 of this report is incorporated by reference in its entirety in this Item 5.03.

Item 9.01 Financial Statements and Exhibits

(c) The Company hereby files the following exhibits:

Exhibit Number	Description of Exhibit
3.1.1	Certificate of Amendment to Restated Certificate of Incorporation of ITC^DeltaCom, Inc.

3.1.2	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series C Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2005	ITC^DELTACOM, INC.

	By:	/s/ J. Thomas Mullis
J. Thomas Mullis
Senior Vice President-Legal and Regulatory
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1.1	Certificate of Amendment to Restated Certificate of Incorporation of ITC^DeltaCom, Inc.

3.1.2	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series C Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof